News Release
FOR IMMEDIATE RELEASE

Terex Corporation Announces Third Quarter 2016
Financial Results Conference Call

WESTPORT, Conn. – October 21, 2016 – Terex Corporation (NYSE:TEX) will host a one-hour conference call to review its third quarter 2016 financial results on Tuesday, November 1, 2016 at 8:00 a.m. ET. John L. Garrison, Jr., President and Chief Executive Officer, will lead the call. The Company will release its financial results prior to the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a global manufacturer of lifting and material processing products and services that delivers lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

Terex Corporation
Brian J. Henry
Senior Vice President
Business Development & Investor Relations
203-222-5954
brian.henry@terex.com

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com